UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2020

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SPIRIT AIRLINES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-35186	38-1747023
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

2800 Executive Way

Miramar, Florida 33025

(Address of principal executive offices)

(954) 447-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange
Series A Preferred Stock Purchase Rights	SAVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Outlook Update

Spirit Airlines, Inc. (the “Company”) is providing an update to investors regarding its financial and operational outlook.

The Company continues to experience significant adverse impact of the material decline in air travel demand due to the COVID-19 pandemic.

For the third quarter 2020, the Company continues to expect total available seat miles (“ASMs”) to decrease approximately 32 percent compared to the corresponding quarter in 2019.

Based on management’s current expectations and assumptions developed from current trends and information available at this time, Spirit estimates its third quarter 2020 operating revenue will be slightly better than the Company’s initial guidance due to management’s expectations of higher operating yields.

Management also estimates that total operating expenses for the third quarter 2020, excluding special items, will improve as compared to the Company’s previous guidance. This expected improvement is based upon an expectation of lower labor expense as a result of more team members participating in voluntary time off programs, lower than expected maintenance expense driven by an expectation of fewer maintenance events, and other cost management initiatives.

As of the date hereof, the Company currently expects its average daily cash burn1 for the third quarter 2020 will come in at the lower end of the Company’s guidance range given in late July of $3 to $4 million.

The information in Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

The guidance provided is only an estimate of what the Company believes is realizable as of the date of this report. Actual results may vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

(1) Estimated average daily cash burn is calculated as the sum of net operating cash outflows, debt service, fleet capex net of financing and pre-delivery deposit payments. It does not include the impact of any financings, capital raises, or the funds from the U.S. Department of Treasury’s payroll support program (“PSP”).

Loyalty Program Update

The Company operates the $9 Fare Club (the “$9 Fare Club”), which is a subscription-based loyalty program that allows members access to unpublished, extra-low fares as well as discounted prices on bags, exclusive offers on hotels, rental cars and other travel necessities. Total members have grown at an approximately 9% CAGR from 2015 through 2019. For the year ended December 31, 2019, the Company generated $63.7 million in cash proceeds from $9 Fare Club subscriptions.

The Company also operates the Free Spirit loyalty program (the “Free Spirit Program”), which attracts members and partners and builds customer loyalty for Spirit by offering a variety of awards, benefits and services. Free Spirit Program members earn and accrue miles for flights on Spirit and services from non-air partners such as retail merchants, hotels or car rental companies or by making purchases with credit cards issued by partner banks and financial services providers. Miles earned and accrued by Free Spirit Program members can be redeemed for travel awards such as free (other than taxes and government-imposed fees), discounted or upgraded travel.

The Company has entered into agreements with over 15 Free Spirit Program Partners, including, but not limited to, the co-branded credit card agreement with Bank of America (the “Bank of America Affinity Agreement”), pursuant to which current and prospective Free Spirit Program members who are residents of the fifty United States, the District of Columbia and the Commonwealth of Puerto Rico can earn miles for making purchases using a Free Spirit credit card issued by Bank of America. In addition to Bank of America, some of our largest Free Spirit Program Partners include CreditShop and Promerica for prospective members of the Free Spirit Program in the United States that are considered to have a FICO score of below 680 and prospective members who are residents of Latin America, respectively. For the year ended December 31, 2019, cash proceeds received by the Company pursuant to its co-branded credit card agreements was $49.4 million. See Note 1 to our Financial Statements for the year ended December 31, 2019 in our Annual Report on Form 10-K.

The Company expects to launch a more expansive Free Spirit loyalty program and $9 Fare Club in January 2021. Starting January 2021, the benefits of the $9 Fare Club will be expanded to include discounts on seats, shortcut boarding and Flight Flex flight modification product. In August 2020, the Company renewed its principal co-branded credit card agreement with Bank of America. The amended Bank of America Affinity Agreement extends the expiration date to 2024, unless terminated in accordance with its terms, and provides the Company with improved economics, marketing commitments and product support. The new agreement with CreditShop is also expected to provide enhanced loyalty-based cash flows to Spirit by expanding the number of co-branded credit card holders.

The Company expects these enhancements to its $9 Fare Club and co-branded credit card with Bank of America to increase attachment to and engagement in these programs on the part of its customers, and in the case of the co-branded credit card program, increase average spend on the credit card. By the year ended December 31, 2024, we expect annual cash proceeds from our co-branded credit card programs to double to over $100 million. On a combined basis, the Company expects the combined annual cash proceeds from its $9 Fare Club subscriptions and cash proceeds from its co-branded credit card programs to grow to over $200 million by the year ended December 31, 2024, an increase of nearly 100% since the year ended December 31, 2019.

Certain of the statements above are forward-looking statements subject to the various risks and uncertainties described in our reports filed with the U.S. Securities and Exchange Commission. See “⸺Forward-Looking Statements” below.

Item 8.01. Other Events.

Senior Secured Notes Offering

On August 31, 2020, the Company issued a press release announcing a private offering (the “Offering”) of $600 million in aggregate principal amount of senior secured notes by Spirit IP Cayman Ltd., an indirect wholly-owned subsidiary of the Company, and Spirit Loyalty Cayman Ltd., an indirect wholly-owned subsidiary of the Company (the “Notes”). The press release is filed as Exhibit 99.1 to this Form 8-K.

The Notes will be guaranteed by the Company and certain subsidiaries of the Company. The Notes will be secured by a first priority lien on the core assets of the Company’s Free Spirit Program comprised of cash proceeds from its co-branded credit card programs and $9 Fare Club and intellectual property utilized in connection with the loyalty program as well as the Company’s brand intellectual property. A third-party appraisal has estimated the combined value of the core assets of the Company’s Free Spirit loyalty program and its $9 Fare club to be approximately $1.9 billion and the value of the Company’s brand intellectual property to be approximately $1 billion.

If the Offering is successful, the Company estimates that as of June 30 on a pro forma basis, it will have liquidity of approximately $2.2 billion (primarily consisting of unrestricted cash and cash equivalents, short-term investment securities, remaining CARES Act PSP, tax relief benefit, estimated potential issuances under Spirit’s at-the-market equity offering program and estimated net proceeds from the offering of the Notes), which equates to approximately 18-24 months of runway at its current estimated average daily cash burn of $3 to $4 million.2

(2) Estimated average daily cash burn is calculated as the sum of net operating cash outflows, debt service, fleet capex net of financing and pre-delivery deposit payments. It does not include the impact of any financings, capital raises, or the funds from the PSP.

Certain of the statements above are forward-looking statements subject to the various risks and uncertainties described in our reports filed with the U.S. Securities and Exchange Commission. See “—Forward-Looking Statements” below.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title
99.1	Press Release issued by Spirit Airlines, Inc. dated August 31, 2020.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

Forward-Looking Statements

Forward-Looking Statements in this report and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding workforce reductions or other actions that may be taken in order to mitigate the impacts of the COVID-19 pandemic. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, the extent of the impact of the COVID-19 pandemic on the Company’s business, results of operations and financial condition, and the extent of the impact of the COVID-19 pandemic on overall demand for air travel, restrictions on the Company’s business by accepting financing under the CARES Act, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior, and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, as supplemented in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AIRLINES, INC.

By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel

Dated: August 31, 2020